T. ROWE PRICE TAX-FREE INSURED INTERMEDIATE BOND FUND, INC.

                             ARTICLES OF AMENDMENT

     T. Rowe Price Tax-Free Insured Intermediate Bond Fund, Inc., a Maryland corporation, having its principal office in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The Charter of the Corporation is hereby amended by deleting in its
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entirety Article SECOND paragraph (a) of the Articles of Incorporation and substituting in lieu thereof the following:

     "(a)

The name of the corporation (which is hereinafter called the "Corporation") is:

     T. Rowe Price Tax-Free Intermediate Bond Fund, Inc."

     SECOND: The amendment does not change the outstanding capital stock of the
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Corporation or the aggregate par value thereof.

     THIRD: The foregoing Amendment to the Charter of the Corporation has been
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approved by the Board of Directors and is limited to a change expressly permitted by Section 2-605 of the Maryland General Corporation Law.

     FOURTH: The Corporation is registered as an open-end company under the
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Investment Company Act of 1940.

     FIFTH: The foregoing amendment shall be effective as of 12:01 a.m. on
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November 1, 1998.

     IN WITNESS WHEREOF, T. ROWE PRICE TAX-FREE INSURED INTERMEDIATE BOND FUND, INC., has caused these presents to be signed in its name and on its behalf by its Vice President, and witnessed by its Secretary, on October 27, 1998.

                               T. ROWE PRICE TAX-FREE INSURED
                               INTERMEDIATE BOND FUND, INC.

                               /s/Henry H. Hopkins
                         By:  __________________________________________
                               Henry H. Hopkins, Vice President

ATTEST:

/s/Patricia S. Lippert
________________________________
Patricia S. Lippert, Secretary

     THE UNDERSIGNED, the Vice President of T. Rowe Price Tax-Free Insured Intermediate Bond Fund, Inc., who executed on behalf of the Corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges in the name and on behalf of the Corporation the foregoing Articles of Amendment to be the corporate act of the Corporation and hereby certifies to the best of his knowledge, information, and belief the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

                               /s/Henry H. Hopkins
                              __________________________________
                               Henry H. Hopkins, Vice President